Exhibit 99.1

Switch and Data Reports Third Quarter 2007 Financial and Operating Results


    --  Revenue Increased 26% Over Third Quarter 2006

    -- Reports 54% Increase in Adjusted EBITDA, a Non-GAAP Measure, Over Third Quarter 2006

    --  Customer Wins; Azoogle, Marchex, and Telmex

    --  Increases 2007 Guidance

    --  Revenue of $137.0 million

    --  Adjusted EBITDA of $42.5 million

    TAMPA, Fla.--(BUSINESS WIRE)--Nov. 13, 2007--Switch & Data
Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral interconnection and colocation services, today reported strong financial results for the three months ended September 30, 2007.

    Total revenues for the three months ended September 30, 2007 increased 26% to $35.4 million from $28.2 million in the comparable period in 2006. Recurring revenues, which consist of colocation and interconnection services, were $33.5 million in the third quarter 2007, an increase of 25% over the comparable period in 2006. Non-recurring revenues, representing one time installation fees and services, were $1.9 million compared to $1.3 million in the prior year.

    Adjusted EBITDA, which is a non-GAAP measure, and which the Company defines as operating income from continuing operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent and asset impairment, increased 54% to $11.2 million in the third quarter of 2007 as compared to $7.2 million in the comparable period in 2006. Adjusted EBITDA margins increased to 31.5% in the third quarter, from 25.6% in the comparable period in 2006. (A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company's website in the Investor Relations section.)

    Keith Olsen, CEO and President commented, "I am pleased with our overall results, we had a terrific third quarter." Mr. Olsen added, "Our performance reflects the continued success in executing on our business plan."

    Expenses and Balance Sheet

    Cost of revenues, excluding depreciation and amortization, for the three months ended September 30, 2007 was $18.7 million as compared to $15.8 million for the three months ended September 30, 2006. As a percentage of revenues, cost of revenues was lower in the third quarter of 2007 at 53% as compared to 56% in the same period of the prior year.

    Sales and marketing costs for the third quarter 2007 were $3.8 million as compared to $3.1 million in the comparable quarter in 2006.

    General and administrative expenses were $3.7 million for the third quarter as compared to $2.8 million for the three months ended September 30, 2006. Total stock based compensation expense was $1.1 million in the third quarter of 2007.

    The Company had cash and cash equivalents of $45.9 million on September 30, 2007. Bank debt outstanding on September 30, 2007 was $39.1 million, down from $144.1 million as of December 31, 2006.

    Business Outlook

    Switch and Data is increasing financial guidance for 2007. The Company expects:

    --  Total revenues to be $137.0 million

    --  Adjusted EBITDA to be $42.5 million

    -- Capital expenditures are expected to be between $37.0 million and $39.0 million

    Switch and Data is introducing preliminary financial guidance for 2008. The Company expects:

    --  Total revenues to be $165 million

    --  Adjusted EBITDA to be $51 million

    -- Capital expenditures are projected at $155 million to $165 million, of which $125 million will be expended for the Dallas, New Jersey, Sunnyvale and Toronto facilities.

    Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income
(loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the three months ended September 30, 2007 as presented within this press release.

    Conference Call Info

    The Company will host a conference call to discuss third quarter 2007 results on Tuesday, November 13, 2007 at 4:30 p.m. ET. To listen to the conference call live, please dial 866-383-7989 or 617-597-5328 (international callers) and reference Passcode 72762254. The conference call will be webcast and can be accessed from the Company's website at www.switchanddata.com under the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:30 p.m. ET on Tuesday, November 13, 2007 until August 20, 2007. The replay can be accessed by calling 888-286-8010 or 617-801-6888 (international) and referencing Passcode 24175935. In addition, the webcast will be archived on the Company's website at www.switchanddata.com.

    About the Company

    Switch and Data is a leading provider of Internet exchange and colocation services. Based in Tampa, Florida, Switch and Data operates one of the largest footprints of neutral Internet exchange and colocation facilities in North America serving more than 880 customers. Switch and Data's PAIX is recognized worldwide as the premier name in peering and Internet exchange services and is home to one of the largest commercial exchange points in North America. For more information, please visit http://www.switchanddata.com/.

    Forward-Looking Statements

    Certain statements herein are "forward-looking statements." Such forward-looking statements are not historical facts but instead reflect Switch and Data's current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data's control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. The information set forth under the caption "Business Outlook" are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicate forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.


                Switch & Data Facilities Company, Inc.
                Consolidated Statements of Operations
              (in thousands, except earnings per share)
                             (unaudited)

                        For the three months     For the nine months
                        ended September 30,      ended September 30,
                      ------------------------ -----------------------
                          2006         2007        2006        2007
                      ------------ -----------  ----------- ----------
Revenues              $    28,193  $   35,432  $    81,952  $ 100,033
Costs and operating
 expenses
  Cost of revenues,
   exclusive of
   depreciation and
   amortization            15,804      18,709       44,562     52,506
  Sales and marketing       3,106       3,841        9,227     11,703
  General and
   administrative           2,835       3,715        7,907     11,397
  Depreciation and
   amortization             5,861       6,412       17,366     18,624
  Lease litigation
   settlement                   -           -            -      2,600
  Asset impairment              -           -        1,841          -
                      ------------ ----------- ------------ ----------
    Total costs and
     operating
     expenses              27,606      32,677       80,903     96,830
                      ------------ ----------- ------------ ----------
      Operating
       income                 587       2,755        1,049      3,203
Interest income                21         534           71      1,229
Interest expense           (4,929)     (1,702)     (10,764)    (4,885)
Loss on debt
 extinguishment                 -           -            -     (2,809)
Other income
 (expense), net                11        (163)         (60)      (276)
                      ------------ ----------- ------------ ----------
     Income (loss)
      from continuing
      operations
      before income
      taxes                (4,310)      1,424       (9,704)    (3,538)
Benefit (provision)
 for income taxes             115        (106)          56       (118)
                      ------------ ----------- ------------ ----------
     Income (loss)
      from continuing
      operations           (4,195)      1,318       (9,648)    (3,656)
Income (loss) from
 discontinued
 operations                   (19)         84         (411)       389
                      ------------ ----------- ------------ ----------
     Net income
      (loss)               (4,214)      1,402      (10,059)    (3,267)
Preferred stock
 accretions and
 dividends                 (3,476)          -      (10,054)  (227,522)
                      ------------ ----------- ------------ ----------
     Net income
      (loss),
      attributable to
      common
      stockholders    $    (7,690) $    1,402  $   (20,113) $(230,789)
                      ============ =========== ============ ==========

Income (loss) per
 share--basic
   Continuing
    operations
    attributable to
    common
    stockholders      $     (0.07) $     0.04  $     (0.19) $   (5.24)
   Discontinued
    operations              (0.00)       0.00        (0.00)      0.01
                      ------------ ----------- ------------ ----------
      Net income
       (loss)
       attributable
       to common
       stockholders   $     (0.07) $     0.04  $     (0.19) $   (5.23)
                      ============ =========== ============ ==========

   Weighted average
    shares
    outstanding           107,513      33,893      107,554     44,112

Income (loss) per
 share--diluted
   Continuing
    operations
    attributable to
    common
    stockholders      $     (0.07) $     0.04  $     (0.19) $   (5.24)
   Discontinued
    operations              (0.00)       0.00        (0.00)      0.01
                      ------------ ----------- ------------ ----------
      Net income
       (loss)
       attributable
       to common
       stockholders   $     (0.07) $     0.04  $     (0.19) $   (5.23)
                      ============ =========== ============ ==========

   Weighted average
    shares
    outstanding           107,513      34,787      107,554     44,112


                Switch & Data Facilities Company, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)

                                            December 31, September 30,
                                                2006         2007
                                            ------------ -------------
Assets
    Cash and cash equivalents               $     3,671  $     45,862
    Current assets                                8,735         9,168
    Long-term assets                            139,650       159,515
                                            ------------ -------------
            Total assets                    $   152,056  $    214,545
                                            ============ =============

Liabilities, Preferred Stock and
 Stockholders' Equity (Deficit)

     Current liabilities                    $    16,261  $     19,813
     Current portion of long-term debt            4,125         3,750
     Other long-term liabilities                 11,785        13,671
     Long-term debt, less current portion       140,031        35,376
     Capital lease obligation                         -        21,995
                                            ------------ -------------
             Total liabilities                  172,202        94,605

     Series C Redeemable Preferred stock         14,376             -
     Series B Convertible Preferred stock       179,798             -

     Stockholders' equity (deficit)
          Common stock (Successor)                    -             3
          Common stock (Predecessor)                  4             -
          Series B common stock                       7             -
          Series D-2 Preferred stock                  5             -
          Unearned stock compensation              (137)          (38)
          Additional paid-in capital                  -       338,060
          Accumulated deficit                  (214,971)     (219,972)
          Accumulated other comprehensive
           income                                   772         1,887
                                            ------------ -------------
              Total stockholders' equity
               (deficit)                       (214,320)      119,940
                                            ------------ -------------
              Total liabilities, preferred
               stock and stockholders'
               equity (deficit)             $   152,056  $    214,545
                                            ============ =============


                Switch & Data Facilities Company, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                             (unaudited)


                                                   For the nine months
                                                   ended September 30,
                                                   -------------------
                                                    2006       2007
                                                   --------  ---------
Cash flows from operating activities:
  Net loss                                        $(10,059) $  (3,267)
    Adjustments to reconcile net loss to net cash
     provided by operating activities
    Depreciation                                    11,379     13,166
    Amortization of debt issuance costs                630        331
    Amortization of other intangible assets          6,000      5,447
    Loss on debt extinguishment                          -      2,359
    Stock compensation expense                         202      3,038
    Provision for bad debts, net of recoveries         889       (160)
    Deferred rent                                    1,376      1,387
    Change in fair value of derivative                (431)       618
    Asset impairment                                 2,193          -
    Loss on disposal of fixed assets                   181          3
  Changes in operating assets and liabilities,
   net of acquired amounts
    (Increase) decrease in accounts receivable      (1,943)       727
    Increase in prepaids and other assets             (393)      (900)
    Decrease in other long term assets                  12         (7)
    Increase in accounts payable, accrued
     expenses, and other liabilities                   613      1,794
    Increase in unearned revenue                       672      1,638
                                                 - -------- ----------
      Net cash provided by operating activities     11,321     26,174
                                                 - -------- ----------

Cash flows from investing activities:
    Purchase of property and equipment             (17,006)   (20,168)
    Proceeds from sale of property and equipment       236          1
                                                 - -------- ----------
       Net cash used in investing activities       (16,770)   (20,167)
                                                 - -------- ----------

Cash flows from financing activities:
    Principal payments under long-term debt           (188)  (105,030)
    Principal payments under capital lease               -       (123)
    Proceeds from issuance and sale of Series D
     Redeemable and Series D-1 Preferred stock,
     net of issuance costs
                                                         3          -
    Proceeds from exercise of stock options              -          1
    Public offering costs                             (636)    (1,072)
    Proceeds from initial public offering, net of
     commissions                                         -    142,290
    Debt issuance and amendment costs                 (137)       (55)
                                                 - -------- ----------
       Net cash provided by (used in) financing
        activities                                    (958)    36,011
                                                 - -------- ----------

Net increase (decrease) in cash and cash
 equivalents                                        (6,407)    42,018
Effect of exchange rate changes on cash                 17        173
Cash and cash equivalents:
  Beginning of the period                           10,417      3,671
                                                 - -------- ----------
  End of the period                               $  4,027  $  45,862
                                                  ========= ==========


                    Additional Company Information
----------------------------------------------------------------------

                    For the three months    For the nine months ended
($ in thousands)     ended September 30,           September 30,
                  ------------------------- --------------------------
                     2006         2007         2006          2007
                  ------------ ------------ ------------ -------------
Revenues
Colocation        $16,553  59% $22,021  62% $47,651  58% $ 61,162  61%
Interconnection    10,316  37%  11,483  32%  30,809  38%   33,552  34%
                  ------- ---- ------- ---- ------- ---- -------- ----
    Recurring
     Total         26,869  96%  33,504  94%  78,460  96%   94,714  95%
Non-recurring       1,324   4%   1,928   6%   3,492   4%    5,319   5%
                  ------- ---- ------- ---- ------- ---- -------- ----
    Total         $28,193 100% $35,432 100% $81,952 100% $100,033 100%
                  ======= ==== ======= ==== ======= ==== ======== ====


                                               As of September 30,
                                            --------------------------
                                                   2006          2007
                                            ------------  ------------
Number of customers                                 832           883
Number of cross connects                         17,417        19,124
Cabinets equivalents billed                       5,526         6,636
Utilization rate                                     64%           70%

                                            For the three months ended
                                                  September 30,
                                            --------------------------
                                                   2006          2007
                                            ------------  ------------
New Sales ($ in thousands)
-------------------------------------------
     Recurring Revenues*                    $       828   $       779
     Non-recurring Revenues**                     1,068         1,439
                                            ------------  ------------
     New Sales                              $     1,896   $     2,218
                                            ============  ============

    *Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

    **Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

                    Adjusted EBITDA Reconciliation

    The following is a reconciliation of the Company's operating income (loss) for the three month periods ended September 30, 2006 and September 30, 2007 to Adjusted EBITDA.

    Switch and Data uses Adjusted EBITDA:

    -- As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;

    -- For planning purposes, including the preparation of its internal annual operating budget;

    --  To establish targets for certain management compensation; and

    -- To evaluate the Company's capacity to incur and service debt, fund capital expenditures and expand the business.

    Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, Adjusted EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company's cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company's other financial information as determined under GAAP.

    The Company prepares Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data's presentation of Adjusted EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.


                For the three months ended For the nine months ended
                       September 30,             September 30,
                -----------------------------------------------------
                    2006          2007         2006         2007
                ------------ ------------- ----------- -------------
Operating income$        587 $       2,755 $     1,049 $       3,203
Depreciation and
 amortization          5,861         6,412      17,366        18,624
Asset impairment           -             -       1,841             -
Lease litigation
 settlement
 accrual                   -             -           -         2,600
Deferred rent
 expense, non-
 cash (1)                327           794       1,376         1,715
Loss on disposal
 of fixed assets
 (2)                     178             2         178            48
Stock-based
 compensation
 expense (3)              75         1,070         202         3,038
Legal expenses
 for real estate
 litigation (4)          194           118         664           617
                ------------ ------------- ----------- -------------
Adjusted EBITDA $      7,222 $      11,151 $    22,676 $      29,845
                ============ ============= =========== =============


Footnotes:
----------------------------------------------------------------------
(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $327 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.
(2) Loss on disposal of fixed assets is a non-cash expense included in the Cost of Revenue and General & Administrative line items on the Statement of Operations
(3) Stock compensation expense is a non-cash accrued expense to the company that can be found on the Statement of Cash Flows.
(4) The Company has incurred legal expenses for lawsuits brought by certain previous landlords for alleged breach of previous lease agreements. These expenses are included in the General and administrative line item of the Statement of Operations.

    CONTACT: Investor Relations:
             Kathleen Heaney, 203-803-3585
             ir@switchanddata.com
             or
             Media:
             Brian Ruby, 203-682-8268
             pr@switchanddata.com